Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Oct. 24, 2024
AMERICAN AIRLINES REPORTS THIRD-QUARTER 2024 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its third-quarter 2024 financial results, including:
•Record third-quarter revenue of $13.6 billion.
•Third-quarter net loss of $149 million, or ($0.23) per share. Excluding net special items1, third-quarter net income of $205 million, or $0.30 per diluted share.
•Led U.S. network carriers in third-quarter completion factor.
•Ended the third quarter with $11.8 billion of total available liquidity.
•On track to reduce total debt2 from peak levels by $15 billion by year-end 2025.
•Full-year adjusted earnings per diluted share3 expected to be between $1.35 and $1.60.
“The American Airlines team continues to focus on running a reliable operation and managing costs across the airline,” said American’s CEO Robert Isom. “We have taken aggressive action to reset our sales and distribution strategy and reengage the business travel community, which we’re confident will improve our revenue performance over time. We have heard great feedback from travel agencies and corporate customers as we work to rebuild the foundation of our commercial strategy and make it easy for customers to do business with American.”
Sales and distribution strategy
American continues to evolve its sales and distribution strategy to address feedback from corporate and agency partners and regain lost share. In the third quarter, the airline renegotiated competitive contracts with a majority of the largest travel agencies and many of its top corporate customers, reintroduced Corporate Experience benefits for corporate travelers, and increased support for corporate and agency customers by adding sales account managers and sales support staff.
Operational performance
The American Airlines team demonstrated its continued resilience in the third quarter by quickly recovering from several irregular operations events, most notably the CrowdStrike outage and Hurricanes Debby and Helene. Despite the impact of these events, the American team delivered strong operational results in the third quarter, including the highest completion factor among U.S. network carriers and delivering the airline’s highest third-quarter load factor since the merger of American and US Airways in 2013.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

Financial performance
American delivered earnings results ahead of prior guidance. The company produced record third-quarter revenue of $13.6 billion, an increase of 1.2% year over year. On a GAAP basis, the company produced an operating margin of 0.7% in the quarter. Excluding the impact of net special items1, the company produced an adjusted operating margin of 4.7% in the quarter.
Balance sheet and liquidity
American continued to strengthen its balance sheet in the third quarter by reducing total debt2 by approximately $360 million. The company is more than $13 billion toward its goal of reducing total debt2 by $15 billion by the end of 2025. The company ended the quarter with approximately $11.8 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving credit and other facilities.
Guidance and investor update
Based on present demand trends, the current fuel price forecast and excluding the impact of special items, the company expects its fourth-quarter 2024 adjusted earnings per diluted share3 to be between $0.25 and $0.50. The company now expects its full-year 2024 adjusted earnings per diluted share3 to be between $1.35 and $1.60.
For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing is also available at aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available through Nov. 24.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information and the calculation of free cash flow.
1.The company recognized $354 million of net special items in the third quarter after the effect of taxes, which principally included one-time charges resulting from the ratification of a new collective bargaining agreement with the company’s mainline flight attendants.
2.All references to total debt include debt, finance and operating lease liabilities and pension obligations.
3.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
As a leading global airline, American Airlines offers thousands of flights per day to more than 350 destinations in more than 60 countries. The airline is a founding member of the oneworld® alliance, whose members serve more than 900 destinations around the globe. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines. To Care for People on Life's Journey®.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended September 30,		Percent Increase (Decrease)		9 Months Ended September 30,		Percent Increase (Decrease)
	2024	2023			2024	2023
Operating revenues:
Passenger	$12,523	$12,421	0.8		$37,184	$36,502	1.9
Cargo	202	193	5.0		584	613	(4.7)
Other	922	868	6.0		2,783	2,611	6.5
Total operating revenues	13,647	13,482	1.2		40,551	39,726	2.1
Operating expenses:
Aircraft fuel and related taxes	2,874	3,209	(10.4)		8,916	9,098	(2.0)
Salaries, wages and benefits	4,098	3,974	3.1		11,917	10,891	9.4
Regional expenses:
Regional operating expenses	1,184	1,089	8.8		3,495	3,224	8.4
Regional depreciation and amortization	80	79	0.8		238	239	(0.2)
Maintenance, materials and repairs	989	870	13.8		2,823	2,389	18.2
Other rent and landing fees	861	745	15.5		2,514	2,214	13.5
Aircraft rent	303	342	(11.4)		945	1,031	(8.3)
Selling expenses	468	430	8.8		1,331	1,357	(1.9)
Depreciation and amortization	479	487	(1.5)		1,424	1,456	(2.2)
Special items, net	554	949	(41.6)		625	962	(35.1)
Other	1,668	1,531	8.8		4,843	4,487	7.9
Total operating expenses	13,558	13,705	(1.1)		39,071	37,348	4.6
Operating income (loss)	89	(223)	nm	(1)	1,480	2,378	(37.8)
Nonoperating income (expense):
Interest income	117	168	(30.3)		363	456	(20.4)
Interest expense, net	(480)	(537)	(10.7)		(1,464)	(1,626)	(10.0)
Other income (expense), net	18	(98)	nm		(20)	(119)	(83.0)
Total nonoperating expense, net	(345)	(467)	(26.2)		(1,121)	(1,289)	(13.0)
Income (loss) before income taxes	(256)	(690)	(62.9)		359	1,089	(67.0)
Income tax provision (benefit)	(107)	(145)	(26.0)		103	286	(64.0)
Net income (loss)	$(149)	$(545)	(72.7)		$256	$803	(68.1)

Earnings (loss) per common share:
Basic	$(0.23)	$(0.83)			$0.39	$1.23
Diluted	$(0.23)	$(0.83)			$0.39	$1.16
Weighted average shares outstanding (in thousands):
Basic	657,424	654,119			656,745	653,241
Diluted	657,424	654,119			658,775	719,956
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2024	2023		2024	2023
Revenue passenger miles (millions)	65,502	61,561	6.4%	188,120	173,595	8.4%
Available seat miles (ASM) (millions)	75,665	73,285	3.2%	221,445	207,950	6.5%
Passenger load factor (percent)	86.6	84.0	2.6 pts	85.0	83.5	1.5 pts
Yield (cents)	19.12	20.18	(5.2) %	19.77	21.03	(6.0) %
Passenger revenue per ASM (cents)	16.55	16.95	(2.3) %	16.79	17.55	(4.3) %
Total revenue per ASM (cents)	18.04	18.40	(2.0) %	18.31	19.10	(4.1) %
Cargo ton miles (millions)	542	490	10.5%	1,541	1,339	15.1%
Cargo yield per ton mile (cents)	37.33	39.31	(5.0) %	37.92	45.78	(17.2) %

Fuel consumption (gallons in millions)	1,147	1,102	4.1%	3,322	3,107	6.9%
Average aircraft fuel price including related taxes (dollars per gallon)	2.50	2.91	(14.0) %	2.68	2.93	(8.3) %

Operating cost per ASM (cents)	17.92	18.70	(4.2) %	17.64	17.96	(1.8) %
Operating cost per ASM excluding net special items (cents)	17.19	17.40	(1.2) %	17.36	17.49	(0.8) %
Operating cost per ASM excluding net special items and fuel (cents)	13.39	13.02	2.8%	13.34	13.12	1.7%

Passenger enplanements (thousands)	58,645	54,608	7.4%	170,599	157,125	8.6%
Departures (thousands):
Mainline	304	296	2.8%	900	860	4.7%
Regional	254	223	13.9%	716	633	13.1%
Total	558	519	7.6%	1,616	1,493	8.3%
Average stage length (miles):
Mainline	1,159	1,166	(0.6) %	1,156	1,144	1.1%
Regional	456	461	(1.1) %	459	464	(1.1) %
Total	839	864	(2.8) %	847	856	(1.0) %
Aircraft at end of period:
Mainline	971	950	2.2%	971	950	2.2%
Regional (2)	575	549	4.7%	575	549	4.7%
Total	1,546	1,499	3.1%	1,546	1,499	3.1%
Full-time equivalent employees at end of period:
Mainline	104,400	104,300	0.1%	104,400	104,300	0.1%
Regional (3)	29,800	28,500	4.6%	29,800	28,500	4.6%
Total	134,200	132,800	1.1%	134,200	132,800	1.1%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are 52 regional aircraft in temporary storage as of September 30, 2024 as follows: 51 Embraer 145 and one Embraer 170.
(3)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2024	2023		2024	2023
Domestic (1)
Revenue passenger miles (millions)	43,105	40,255	7.1%	125,100	115,764	8.1%
Available seat miles (ASM) (millions)	50,040	48,146	3.9%	146,755	138,400	6.0%
Passenger load factor (percent)	86.1	83.6	2.5 pts	85.2	83.6	1.6 pts
Passenger revenue (dollars in millions)	8,681	8,616	0.8%	26,285	25,848	1.7%
Yield (cents)	20.14	21.40	(5.9) %	21.01	22.33	(5.9) %
Passenger revenue per ASM (cents)	17.35	17.90	(3.1) %	17.91	18.68	(4.1) %

Latin America (2)
Revenue passenger miles (millions)	7,906	7,833	0.9%	26,578	24,767	7.3%
Available seat miles (millions)	8,872	8,872	— %	30,484	28,582	6.7%
Passenger load factor (percent)	89.1	88.3	0.8 pts	87.2	86.7	0.5 pts
Passenger revenue (dollars in millions)	1,433	1,490	(3.8) %	4,897	5,045	(2.9) %
Yield (cents)	18.13	19.02	(4.7) %	18.43	20.37	(9.5) %
Passenger revenue per ASM (cents)	16.16	16.80	(3.8) %	16.07	17.65	(9.0) %

Atlantic
Revenue passenger miles (millions)	12,412	11,764	5.5%	30,394	28,274	7.5%
Available seat miles (millions)	14,329	14,262	0.5%	37,001	35,328	4.7%
Passenger load factor (percent)	86.6	82.5	4.1 pts	82.1	80.0	2.1 pts
Passenger revenue (dollars in millions)	2,110	2,056	2.6%	5,122	4,875	5.1%
Yield (cents)	17.00	17.48	(2.7) %	16.85	17.24	(2.3) %
Passenger revenue per ASM (cents)	14.73	14.41	2.2%	13.84	13.80	0.3%

Pacific
Revenue passenger miles (millions)	2,079	1,709	21.7%	6,048	4,790	26.3%
Available seat miles (millions)	2,424	2,005	20.9%	7,205	5,640	27.7%
Passenger load factor (percent)	85.8	85.2	0.6 pts	83.9	84.9	(1.0) pts
Passenger revenue (dollars in millions)	299	259	15.3%	880	734	19.9%
Yield (cents)	14.37	15.16	(5.2) %	14.55	15.32	(5.0) %
Passenger revenue per ASM (cents)	12.33	12.92	(4.6) %	12.21	13.01	(6.1) %

Total International
Revenue passenger miles (millions)	22,397	21,306	5.1%	63,020	57,831	9.0%
Available seat miles (millions)	25,625	25,139	1.9%	74,690	69,550	7.4%
Passenger load factor (percent)	87.4	84.7	2.7 pts	84.4	83.2	1.2 pts
Passenger revenue (dollars in millions)	3,842	3,805	1.0%	10,899	10,654	2.3%
Yield (cents)	17.16	17.86	(3.9) %	17.29	18.42	(6.1) %
Passenger revenue per ASM (cents)	15.00	15.14	(0.9) %	14.59	15.32	(4.7) %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (Loss) (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions)			(in millions)
Operating income (loss) as reported	$89	$(223)		$1,480	$2,378
Operating net special items:
Mainline operating special items, net (1)	554	949		625	962
Regional operating special items, net	—	2		—	8
Operating income excluding net special items	$643	$728	(11.7%)	$2,105	$3,348	(37.1%)

Calculation of Operating Margin
Operating income (loss) as reported	$89	$(223)		$1,480	$2,378
Total operating revenues as reported	$13,647	$13,482		$40,551	$39,726
Operating margin	0.7%	(1.7%)		3.7%	6.0%

Calculation of Operating Margin Excluding Net Special Items
Operating income excluding net special items	$643	$728		$2,105	$3,348
Total operating revenues as reported	$13,647	$13,482		$40,551	$39,726
Operating margin excluding net special items	4.7%	5.4%		5.2%	8.4%

Reconciliation of Pre-Tax Income Excluding Net Special Items
Pre-tax income (loss) as reported	$(256)	$(690)		$359	$1,089
Pre-tax net special items:
Mainline operating special items, net (1)	554	949		625	962
Regional operating special items, net	—	2		—	8
Nonoperating special items, net (2)	(27)	101		30	146
Total pre-tax net special items	527	1,052		655	1,116

Pre-tax income excluding net special items	$271	$362	(25.2%)	$1,014	$2,205	(54.0%)

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(256)	$(690)		$359	$1,089
Total operating revenues as reported	$13,647	$13,482		$40,551	$39,726
Pre-tax margin	(1.9%)	(5.1%)		0.9%	2.7%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income excluding net special items	$271	$362		$1,014	$2,205
Total operating revenues as reported	$13,647	$13,482		$40,551	$39,726
Pre-tax margin excluding net special items	2.0%	2.7%		2.5%	5.6%

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

Reconciliation of Net Income Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income (loss) as reported	$(149)	$(545)		$256	$803
Net special items:
Total pre-tax net special items (1), (2)	527	1,052		655	1,116
Net tax effect of net special items	(173)	(244)		(158)	(252)
Net income excluding net special items	$205	$263	(21.9%)	$753	$1,667	(54.8%)

Reconciliation of Basic and Diluted Earnings Per Share Excluding Net Special Items
Net income excluding net special items	$205	$263		$753	$1,667
Shares used for computation (in thousands):
Basic	657,424	654,119		656,745	653,241
Diluted	720,086	722,087		720,503	719,956
Earnings per share excluding net special items:
Basic	$0.31	$0.40		$1.15	$2.55
Diluted (3)	$0.30	$0.38		$1.10	$2.36

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$13,558	$13,705		$39,071	$37,348

Operating net special items:
Mainline operating special items, net (1)	(554)	(949)		(625)	(962)
Regional operating special items, net	—	(2)		—	(8)
Total operating expenses excluding net special items	13,004	12,754		38,446	36,378

Aircraft fuel and related taxes	(2,874)	(3,209)		(8,916)	(9,098)
Total operating expenses excluding net special items and fuel	$10,130	$9,545		$29,530	$27,280
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.92	18.70		17.64	17.96

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.73)	(1.29)		(0.28)	(0.46)
Regional operating special items, net	—	—		—	—
Total operating expenses per ASM excluding net special items	17.19	17.40		17.36	17.49

Aircraft fuel and related taxes per ASM	(3.80)	(4.38)		(4.03)	(4.38)
Total operating expenses per ASM excluding net special items and fuel	13.39	13.02		13.34	13.12
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2024 third quarter mainline operating special items, net principally included $516 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline flight attendants. The 2024 nine month period mainline operating special items, net included $573 million of one-time charges resulting from the ratifications of new collective bargaining agreements with our mainline flight attendants as discussed above and with our mainline passenger service team members.
The 2023 third quarter and nine month period mainline operating special items, net principally included $983 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline pilots, including a one-time payment of $754 million as well as adjustments to other benefit-related items of $229 million.
(2)Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.
(3)The 2024 third quarter and nine month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $14 million and $36 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.
The 2023 third quarter and nine month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $11 million and $33 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	9 Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$3,585	$5,154
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(1,943)	(1,753)
Proceeds from sale-leaseback transactions and sale of property and equipment	598	219
Purchases of short-term investments	(6,528)	(8,323)
Sales of short-term investments	5,901	6,857
Decrease in restricted short-term investments	159	39
Other investing activities	(21)	300
Net cash used in investing activities	(1,834)	(2,661)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(2,698)	(4,624)
Proceeds from issuance of long-term debt	1,252	2,324
Other financing activities	(53)	(92)
Net cash used in financing activities	(1,499)	(2,392)
Net increase in cash and restricted cash	252	101
Cash and restricted cash at beginning of period	681	586
Cash and restricted cash at end of period (1)	$933	$687

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$834	$577
Restricted cash included in restricted cash and short-term investments	99	110
Total cash and restricted cash	$933	$687

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net purchases of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

9 Months Ended September 30, 2024

(in millions)
Net cash provided by operating activities	$3,585
Adjusted net cash used in investing activities (1)	(1,203)
Free cash flow	$2,382

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the nine months ended September 30, 2024 (in millions):

Net cash used in investing activities	$(1,834)
Adjustments:
Net purchases of short-term investments	627
Decrease in restricted cash	4
Adjusted net cash used in investing activities	$(1,203)

American Airlines Reports Third-Quarter 2024 Financial Results
October 24, 2024

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash	$834	$578
Short-term investments	7,638	7,000
Restricted cash and short-term investments	752	910
Accounts receivable, net	1,820	2,026
Aircraft fuel, spare parts and supplies, net	2,582	2,400
Prepaid expenses and other	830	658
Total current assets	14,456	13,572
Operating property and equipment
Flight equipment	43,110	41,794
Ground property and equipment	10,105	10,307
Equipment purchase deposits	1,098	760
Total property and equipment, at cost	54,313	52,861
Less accumulated depreciation and amortization	(23,467)	(22,097)
Total property and equipment, net	30,846	30,764
Operating lease right-of-use assets	7,709	7,939
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,046	2,051
Deferred tax asset	2,768	2,888
Other assets	1,612	1,753
Total other assets	10,517	10,783
Total assets	$63,528	$63,058
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$5,384	$3,632
Accounts payable	2,623	2,353
Accrued salaries and wages	2,484	2,377
Air traffic liability	7,551	6,200
Loyalty program liability	3,584	3,453
Operating lease liabilities	1,173	1,309
Other accrued liabilities	2,733	2,738
Total current liabilities	25,532	22,062
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	26,268	29,270
Pension and postretirement benefits	2,568	3,044
Loyalty program liability	6,035	5,874
Operating lease liabilities	6,348	6,452
Other liabilities	1,631	1,558
Total noncurrent liabilities	42,850	46,198
Stockholders' equity (deficit)
Common stock, 657,102,842 shares outstanding at September 30, 2024	7	7
Additional paid-in capital	7,407	7,374
Accumulated other comprehensive loss	(4,835)	(4,894)
Retained deficit	(7,433)	(7,689)
Total stockholders' deficit	(4,854)	(5,202)
Total liabilities and stockholders’ equity (deficit)	$63,528	$63,058